SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2004

TRANSMETA CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-31803	77-0402448

(Commission File Number)	(IRS Employer Identification No.)

3990 Freedom Circle, Santa Clara, CA	95054

(Address of principal executive offices)	(Zip Code)

(408) 919-3000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.4225)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-3-4(c))

Item 8.01: Other Events.

On November 12, 2004, Transmeta Corporation, a Delaware corporation, issued a press release announcing that it had agreed to sell to institutional investors 11,083,333 shares of Transmeta’s common stock at a price of $1.50 per share. The shares were offered in a public offering under the shelf S-3 registration statement that was filed by Transmeta with the SEC and declared effective on July 29, 2003 by the SEC. All shares were offered by Transmeta. The offering is scheduled to close on November 12, 2004 subject to the satisfaction of customary closing conditions.

A.G. Edwards & Sons, Inc. and Perseus Advisors, LLC acted as placement agents for the offering.

In the prospectus supplement prepared in connection with the offering, which prospectus supplement is also to be filed separately today, Transmeta disclosed, among other risks, the following:

     “Transmeta designs, develops and sells highly efficient x86-compatible software-based microprocessors. Since the introduction of our first family of microprocessors, the Crusoe series, in January 2000, we have derived the majority of our revenue from the sale of these products. In October 2003, we introduced the Efficeon TM8000 family of microprocessors, which is our next family of x86-compatible processors. In September 2004, we began limited production of our Efficeon TM8800 processor on an advanced 90 nanometer manufacturing process. In fiscal 2003, and through the first nine months of fiscal 2004, we additionally have recognized revenue from technology and intellectual property license agreements. During the first quarter of fiscal 2004, we entered into a licensing agreement with NEC Electronics, or NEC, wherein NEC licensed our LongRun2 technologies for power management and transistor leakage control. The agreement with NEC includes deliverable-based license fees, maintenance service fees, and subsequent royalties payable to us once NEC begins production of products incorporating our technologies, which NEC currently expects to begin in late 2005. Through September 30, 2004, we have collected a total of $3.5 million in license fees and maintenance service fees related to our NEC agreement. These funds were recognized as revenue as certain predetermined milestones have been met and customer acceptance has been received. We expect in the near term that technology and intellectual property license revenues will contribute to our total revenue, and we will continue to explore additional opportunities for licensing our advanced power management and other technologies to other companies.

     We believe that our existing cash and cash equivalents and short-term investment balances and cash from operations will be insufficient to fund our operations, planned capital and research and development expenditures for the next twelve months on our current business model. Accordingly, we intend to raise during that time period additional funds through public or private equity or debt financing. If we are unable to do so, we are positioned to modify our current business model, for example, by leveraging our intellectual property assets and by focusing on our strategy of licensing our advanced power management and other technologies to other companies and, in doing so, to substantially limit our operations and reduce costs related to aspects of the business other than intellectual property and technology licensing to permit us to continue to operate on a modified business model for a period that extends at least through September 30, 2005.”

This report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01: Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit
Number	Exhibit Title or Description
99.01	Press Release dated November 12, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSMETA CORPORATION

Date: November 12, 2004	By:	/s/ John O’Hara Horsley
John O’Hara Horsley, Vice President, General Counsel & Secretary

Exhibit Index

Exhibit
Number	Exhibit Title or Description
99.01	Press Release dated November 12, 2004.